Exhibit 23(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LaSalle Hotel Properties 1998 Share Option and Incentive Plan of our report dated March 6, 1997 on our audit of the financial statements of MSCC Limited Partnership as of January 3, 1997 and for the year then ended, which report is included in the registration statement on Form S-11 of LaSalle Hotel Properties dated April 23, 1998.




                                                 /s/  PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

New York, New York
February 11, 1999